UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 23, 2017
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On February 23, 2017, Synchrony Financial (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2016, (“2016 Form 10-K”) which included the presentation of certain selected metrics and average balances for the years ended December 31, 2016 and 2015 within Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operation based upon the use of daily averages. The Company had previously used monthly averages for these periods as the collection of daily averages involved undue burden and expense. The change in method of calculation for these periods resulted in immaterial changes to average loan receivables of less than 1%, to net interest margin of less than 10 basis points, and to net charge-offs as a percentage of average loan receivables, including held for sale, of less than 5 basis points.
Additional quarterly information for these selected metrics and average balances for the years ended December 31, 2016 and 2015, based upon the use of daily averages consistent with the information included in the 2016 Form 10-K, is attached as Exhibit 99.1 to this report.
The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are being furnished as part of this report:

Number	Description

99.1	Selected Quarterly Financial Data of the Company for the years ended December 31, 2016 and 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: February 23, 2017	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Selected Quarterly Financial Data of the Company for the years ended December 31, 2016 and 2015